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                                                                   EXHIBIT 4-C-7

                                                                       EXECUTION

                             HARTMARX CORPORATION
                     SEVENTH AMENDMENT TO CREDIT AGREEMENT


     This SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of December 21, 1998 and entered into by and among HARTMARX CORPORATION, a Delaware corporation ("Borrower"), the LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to as a "Lender" and collectively as "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION as Managing Agent and Collateral Agent for Lenders ("Managing Agent") and THE BANK OF NEW YORK and BANKAMERICA BUSINESS CREDIT, INC. as co-agents ("Co-Agents") and, for purposes of Section 3 hereof, the GUARANTORS IDENTIFIED ON THE SIGNATURE PAGES HEREOF (collectively the "Guarantors"), and is made with reference to that certain Credit Agreement dated as of March 23, 1994, among Borrower, Lenders, Managing Agent and Co-Agents, as amended by the First Amendment to Credit Agreement dated as of August 26, 1994 among Borrower, Lenders, Managing Agent and Co-Agents, by the Second Amendment to Credit Agreement dated as of March 20, 1995 among Borrower, Lenders, Managing Agent and Co-Agents, by the Third Amendment to Credit Agreement dated as of June 30, 1995 among Borrower, Lenders, Managing Agent, Co-Agents and consented to by Guarantors, by the Fourth Amendment to Credit Agreement dated as of November 30, 1995 by and among Borrower, Lenders, Managing Agent, Co-Agents and consented to by Guarantors, by the Fifth Amendment to Credit Agreement dated as of January 30, 1996 by and among Borrower, Lenders, Managing Agent, Co-Agents and consented to by Guarantors and by the Sixth Amendment to Credit Agreement dated as of October 15, 1997 by and among Borrower, Lenders, Managing Agent, Co-Agents and consented to by Guarantors (the "Credit Agreement"; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement). Unless otherwise indicated, Section and subsection references contained herein shall be to the corresponding Sections and subsections of the Credit Agreement.

                                   RECITALS

     WHEREAS, Borrower has informed Managing Agent and Lenders that, (x) pursuant to that certain Agreement (the "Coppley Acquisition Agreement") made as of November 29, 1998 by and among Keithmoor Limited, a corporation incorporated under the laws of the Province of Ontario ("Keithmoor"), Paul McWhinnie, an individual residing in the City of Hamilton ("McWhinnie"), 1315751 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario and a direct wholly-owned subsidiary of Borrower ("Ontario Inc.") and The Coppley, Noyes and Randall

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Limited, a corporation incorporated under the laws of the Province of Ontario
("Coppley"), Ontario Inc. intends to acquire from Keithmoor and McWhinnie on the date hereof (the "Coppley Closing Date") all of the issued and outstanding shares of Coppley (the "Coppley Acquisition") and (y) immediately after the consummation of such acquisition, Coppley shall, pursuant to applicable law, be amalgamated with and into Ontario Inc., with Ontario Inc. the surviving corporation;

     WHEREAS, pursuant to the terms of the Coppley Acquisition Agreement, (a) the total consideration payable by Ontario Inc. in respect of the Coppley Acquisition shall be (i) an amount equal to the sum of $525,800 (Canadian), to be payable by Ontario Inc. to McWhinnie and Keithmoor on the Coppley Closing Date and (y) $7,724,200.00 (Canadian), to be provided by Ontario Inc. to Coppley to pay Keithmoor in respect of the Keithmoor Debt (as defined in the Coppley Acquisition Agreement) (the sum of the amounts payable pursuant to the preceding clauses (x) and (y), the "Initial Coppley Consideration") and (ii) the delivery of a promissory note (which shall be subordinated to the Obligations) issued by Coppley (x) to Keithmoor in the aggregate amount of $2,103,200.00 (Canadian) and
(y) to Keithmoor in the aggregate amount of $6,146,800.00 (Canadian), subject to adjustment as provided in Section 3.3 of the Coppley Acquisition Agreement (the promissory notes referred to in the preceding clauses (x) and (y), the "Coppley Seller Notes") and (b) the Coppley Seller Notes shall be guaranteed by Borrower (the "Coppley Guaranty").

     WHEREAS, Ontario Inc. intends to finance the Initial Coppley Consideration by (i) obtaining an intercompany loan from Borrower in the aggregate principal amount of $12,000,000 and (ii) selling 100% of the issued and outstanding stock of Ontario Inc. to Borrower.

     WHEREAS, immediately prior to the Coppley Closing Date, Coppley financed a portion of its working capital needs pursuant to that certain Letter Agreement by and among Canadian Imperial Bank of Commerce ("CIBC") and Coppley dated as of August 17, 1998 (the "Existing Coppley Credit Facility").

     WHEREAS, following the consummation of the amalgamation of Coppley with and into Ontario Inc., Ontario Inc. will finance a portion of its working capital needs pursuant to the Existing Coppley Credit Facility; and

     WHEREAS, Borrower and Lenders desire, subject to the terms and conditions set forth herein, to (i) amend the Credit Agreement to permit the Coppley Acquisition, and (ii) to make certain other amendments to the Credit Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                 SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1 Amendments to Section 1: Definitions

     A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the

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following definitions, which shall be inserted in proper alphabetical order:

          "CIBC" has the meaning assigned that term in the Seventh Amendment.

          "Coppley" has the meaning assigned that term in the Seventh Amendment.

          "Coppley Acquisition" has the meaning assigned that term in the Seventh Amendment.

          "Coppley Acquisition Agreement" has the meaning assigned that term in the Seventh Amendment.

          "Coppley Closing Date" has the meaning assigned that term in the Seventh Amendment.

          "Coppley Documents" means the Coppley Acquisition Agreement, Coppley Seller Notes, Coppley Guaranty and Existing Coppley Credit Facility and all material agreements delivered with or in connection with the foregoing, collectively.

          "Coppley Guaranty" has the meaning assigned that term in the Seventh Amendment.

          "Coppley Seller Notes" has the meaning assigned that term in the Seventh Amendment.

          "Existing Coppley Credit Facility" has the meaning assigned that term in the Seventh Amendment.

          "Ontario Inc." has the meaning assigned to that term in the Seventh Amendment.

          "Seventh Amendment" means that certain Seventh Amendment to this Agreement.

     B. Subsection 1.1 of the Credit Agreement is hereby amended by adding the following sentence to the definition of "Borrowing Base" immediately after the last sentence contained therein:

          "Notwithstanding anything to the contrary contained herein, from and after the Coppley Closing Date the Borrowing Base shall be reduced in an amount equal to the sum of (i) the aggregate outstanding principal amount of the intercompany loans made by Borrower to Ontario Inc. from time to time plus (ii) the aggregate amount of the equity Investment made by Borrower in Ontario Inc. on or before the Coppley Closing Date plus (iii) the sum of the aggregate principal amount of each other loan, advance, capital contribution, investment or other transfer made by Borrower or any of its Subsidiaries in, to or with respect to

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     Ontario Inc. plus (iv) the aggregate outstanding amount principal of the
     Coppley Seller Notes.

1.2 Amendment to Section 7: Borrower's Negative Covenants

     A. Indebtedness. Subsection 7.1 of Credit Agreement is hereby amended by
(i) inserting the phrase "; provided further that, notwithstanding anything to the contrary contained herein, (x) Ontario Inc. shall not become or remain liable with respect to Indebtedness to Borrower in an aggregate principal amount in excess of $12,000,000 at any time outstanding (and it is hereby acknowledged and agreed that the proceeds of such Indebtedness should not be used for any purposes other than (i) to finance a portion of the Initial Coppley Consideration, (ii) to finance Ontario Inc.'s working capital needs and (iii) for Ontario Inc.'s general corporate purposes)" immediately prior to the second reference to ";" contained in clause (iv) thereof, (ii) deleting the reference to "and" contained in clause (x) thereof, deleting the reference to "." contained in clause (xi) thereof and substituting "; and" therefore and inserting the phrase "(xii) from and after the Coppley Closing Date and the amalgamation of Coppley with and into Ontario Inc., Ontario Inc. may become and remain liable with respect to the Indebtedness outstanding (x) under the Existing Coppley Credit Facility; provided that the aggregate principal amount of such Indebtedness shall not exceed $5,000,000 (Canadian) at any time outstanding (and it is hereby acknowledged and agreed that the proceeds of such Indebtedness should not be used for any purposes other than (i) to finance a portion of the Initial Coppley Consideration, (ii) to finance Ontario Inc.'s working capital needs and (iii) for Ontario Inc.'s general corporate purposes) and (y) under the Coppley Seller Notes; provided (i) the Coppley Seller Notes shall be subordinated to the Obligations in form and substance satisfactory to Managing Agent and (ii) the aggregate principal amount of such Indebtedness shall not exceed $8,250,000 (Canadian) (as such amount may be adjusted pursuant to Section 3.3 of the Coppley Acquisition Agreement) at any time outstanding " therein.

     B. Liens and Related Matters. Subsection 7.2(A) of the Credit Agreement is amended by (i) deleting the reference to "; and" contained in clause (v) thereof and substituting ";" therefor, (ii) inserting the phrase ": provided further that, from and after the Coppley Acquisition Date and the amalgamation of Coppley with and into Ontario Inc., the property of Ontario Inc. may be encumbered by the Liens set forth on Schedule 1 annexed to the Seventh Amendment and by this reference incorporated herein" immediately prior to the reference to "." contained in clause (vi) thereof, (iii) deleting the reference to "." contained in clause (vi) thereof and substituting "; and (vii) Liens on the property of Ontario Inc. securing the Coppley Seller Notes; provided that such Liens shall be subject to (x) the Liens in favor of Collateral Agent securing Ontario Inc.'s obligations under the Guaranty and (y) the Lien in favor of Borrower (which shall have been assigned to Collateral Agent) securing Ontario Inc.'s obligations to Borrower with respect to any intercompany loan made by Borrower to Ontario pursuant to subsection 7.1(iv)" therefor.

     C. Investments; Joint Ventures. Subsection 7.3 of the Credit Agreement is amended

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by (i) inserting the phrase "; provided that (x) the aggregate principal amount of intercompany loans made by Borrower to Ontario Inc. shall not exceed $12,000,000 at any time outstanding (and it is hereby acknowledged and agreed that the proceeds of such Indebtedness should not be used for any purposes other than (i) to finance a portion of the Initial Coppley Consideration, (ii) to finance Ontario Inc.'s working capital needs and (iii) for Ontario Inc.'s general corporate purposes) and (y) Subsidiaries of Borrower shall not make any intercompany loans to Ontario Inc. or any of its Subsidiaries" immediately prior to the reference to ";" contained in clause (ii) thereof and (ii) inserting the phrase "; provided that the aggregate amount of Borrower's equity Investment in Ontario Inc. shall not exceed $4,000,000" immediately prior to the reference to "." contained in clause (xi) thereof.

     D. Contingent Obligations. Subsection 7.4 of the Credit Agreement is amended by deleting the reference to "." contained in clause (viii) thereof and substituting the phrase "; and (ix) Borrower may become and remain liable with respect to the Coppley Guaranty; provided that notwithstanding anything to the contrary contained in this Agreement, the aggregate principal amount of such Contingent Obligations shall not at any time exceed the aggregate amount of the Coppley Seller Notes as permitted hereunder.

     E. Restriction on Fundamental Changes; Asset Sales. Subsection 7.7 of the Credit Agreement is amended by inserting the following after the last paragraph thereof:

          "Notwithstanding anything to the contrary contained herein, Ontario Inc. may consummate the Coppley Acquisition; provided that (v) immediately after the consummation of the Coppley Acquisition, Coppley shall be amalgamated with and into Ontario Inc., (w) the condition precedent set forth in clause (vii) of this subsection 7.7 shall be satisfied with respect to the Coppley Acquisition on or before December 31, 1998 (it being understood and agreed that (x) the first priority security interest of Collateral Agent in the Collateral of Ontario Inc. shall be subject to the Liens to the extent set forth on Schedule 1 annexed to the Seventh Amendment and incorporated herein by this reference and (y) Ontario Inc. shall not be subject to the requirement of subsection 6.11 of the Credit Agreement relating to (i) Collateral Access Agreements until 60 days after the Coppley Closing Date and (ii) Cash Management Letters), (x) the Coppley Documents (including, without limitation, the subordination provisions thereof) shall be in form and substance satisfactory to Managing Agent, (y) Borrower and its Subsidiaries (excluding Ontario, Inc. and its Subsidiaries) shall not make loans, advances, investments, capital contributions or other transfers to Ontario Inc. or its Subsidiaries other than the intercompany loan permitted by subsection 7.1(iv) and the equity Investment permitted by subsection 7.3(xi)) and (z) solely for purposes of subsection 7.12 of the Credit Agreement, Ontario Inc. and its Subsidiaries shall be deemed to be Affiliates of Borrower and not Subsidiaries of Borrower. Each of Borrower and each other Credit Party hereby acknowledges and agrees that from and after the Coppley Closing Date, the Coppley Documents

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     shall be "Related Documents" hereunder."

     F. Events of Default. Subsection 8.2 of the Credit Agreement is hereby amended by adding the following proviso at the end of thereof:

          "; provided that for purposes of the Coppley Documents only, each of the references to "3,000,000" contained in clause (i) or (ii) of this subsection 8.2 shall be deemed to be a reference to "4,000,000".

SECTION 2. REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to Lenders that after giving effect to this Amendment in the manner contemplated by Section 4.6 of this Amendment, each of the following is true and correct:

          no event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default;

          the representations and warranties of Borrower and the other Credit Parties (including, without limitation, Ontario Inc.) contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof and as of the Effective Date (as defined below) to the same extent as though made on and as of the date hereof and as of the Effective Date except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

          each of Borrower and the other Credit Parties (including, without limitation, Ontario Inc.) has performed all agreements on its part to be performed prior to the date hereof as set forth in the Credit Agreement and the other Loan Documents;

          Borrower and the Guarantors (including, without limitation, Ontario Inc.) have all requisite corporate power and authority to enter into this Amendment, to consummate the transactions contemplated by this Amendment and the transactions contemplated by, and perform its obligations under, the Credit Agreement;

          the execution of this Amendment, and the consummation of the transactions contemplated by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower and the Guarantors (including, without limitation, Ontario Inc.); and

          (f) the execution and delivery by Borrower and the Guarantors (including, without limitation, Ontario Inc.) of this Amendment, and the consummation of the transactions contemplated by this Amendment by Borrower and the Guarantor (including, without limitation, Ontario Inc.), does not and will not (i) violate any provision of any

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     law or any governmental rule or regulation applicable to Borrower, the
     Guarantors (including, without limitation, Ontario Inc.) or any of their respective Subsidiaries, any constating documents of Borrower, the Guarantors (including, without limitation, Ontario Inc.) or any order, judgment or decree of any court or other agency of government binding on Borrower, the Guarantors (including, without limitation, Ontario Inc.) or any or their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower, the Guarantors (including, without limitation, Ontario Inc.) or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower, the Guarantors (including, without limitation, Ontario Inc.) or any of their respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower, the Guarantors (including, without limitation, Ontario Inc.) or any of their respective Subsidiaries.

SECTION 3. GUARANTORS

     Each of the Guarantors hereby consents to this Amendment and agrees that each Loan Document to which it is a party shall continue in full force and effect and shall be valid and enforceable and shall not be impaired or affected by the execution of this Amendment and is hereby ratified and confirmed.

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SECTION 4. MISCELLANEOUS

4.1 References to and Effect on the Credit Agreement and Other Loan Documents.

     (i) On and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" , "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby;

     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

     (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

4.2 Fees and Expense.

     Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Managing Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

4.3 Headings.

     Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

4.4 Applicable Law.

     THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES

4.5 Counterparts.

     This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument;

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signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

4.6 Effectiveness.

     This Amendment shall become effective (such date being the "Effective Date") upon the execution of a counterpart hereof by the Requisite Lenders, the Borrower and the Guarantors and receipt by Borrower and Managing Agent of written or telephone notification of such execution and authorization of delivery thereof.


                 [Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                              BORROWER:
                              HARTMARX CORPORATION

                              By:
                              Glenn R. Morgan, Executive Vice President and Chief Financial Officer


                              GUARANTORS:

                              AMERICAN APPAREL BRANDS, INC.
                              ANNISTON SPORTSWEAR CORPORATION
                              BlLTWELL COMPANY, INC.
                              BRIAR, INC.
                              C.M. CLOTHING, INC.
                              C.M. OUTLET CORP.
                              CHICAGO TROUSER COMPANY, LTD.
                              COUNTRY MISS, INC.
                              COUNTRY SUBURBANS, INC.
                              DIRECT ROUTE MARKETING CORPORATION
                              E-TOWN SPORTSWEAR CORPORATION
                              FAIRWOOD-WELLS, INC.
                              GLENEAGLES, INC.
                              PUSSER'S OF THE WEST INDIES APPAREL COMPANY
                              (formerly known as TAG APPAREL, INC.)
                              HANDMACHER FASHIONS FACTORY OUTLET, INC.
                              HANDMACHER-VOGEL, INC.
                              HARTMARX INTERNATIONAL, INC.
                              HART SCHAFFNER & MARX
                              HART SERVICES, INC.
                              THOS. HEATH CLOTHES, INC.
                              TAG LICENSING, INC. (formerly known as HGA
                              LICENSING, INC.)
                              HICKEY-FREEMAN CO., INC.
                              HIGGINS, FRANK & HILL, INC.

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                              NOVAPPAREL, INC. (formerly known as HMXUS,
                              INC.)
                              HOOSIER FACTORIES, INCORPORATED
                              HSM UNIVERSITY, INC.
                              INTERCONTINENTAL APPAREL, INC.
                              INTERNATIONAL WOMEN'S APPAREL, INC.
                              JAYMAR-RUBY, INC.
                              JRSS, INC.
                              KUPPENHEIMER MEN'S CLOTHIERS DADEVILLE, INC.
                              MEN'S QUALITY BRANDS, INC.
                              NATIONAL CLOTHING COMPANY, INC.
                              106 REAL ESTATE CORP.
                              PLAID CLOTHING COMPANY, INC. (formerly known as HMX/PBP COMPANY)
                              RECTOR SPORTSWEAR CORPORATION
                              ROBERTS INTERNATIONAL CORPORATION
                              SALHOLD, INC.
                              SEAFORD CLOTHING CO.
                              SOCIETY BRAND, LTD.
                              ROBERT SURREY, INC.
                              TAILORED TREND, INC.
                              THORNGATE UNIFORMS, INC.
                              TRADE FINANCE INTERNATIONAL LIMITED
                              UNIVERSAL DESIGN GROUP, LTD.
                              M. WILE & COMPANY, INC.
                              WINCHESTER CLOTHING COMPANY
                              YORKE SHIRT CORPORATION


                              By:
                                  ----------------------------------------------
                                  Glenn R. Morgan
                                  Vice President of each of the foregoing

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                              LENDERS:
                              GENERAL ELECTRIC CAPITAL CORPORATION,
                              individually, as Managing Agent and as Collateral Agent

                              By:
                                  ----------------------------------------------
                              Name:
                              Title:

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                              THE BANK OF NEW YORK,
                              individually, as Co-Agent and as Issuing Lender for the Letters of Credit (other than the Existing Letters of Credit)


                              By:
                              Name:
                              Title:

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                              BANKAMERICA BUSINESS CREDIT, INC.,
                              individually and as Co-Agent


                              By:
                                  ------------------------------
                              Name:
                              Title:

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THE FIRST NATIONAL BANK OF CHICAGO, individually and as Issuing Lender for
Existing Letters of Credit


                              By:
                                  ------------------------------
                              Name:
                              Title:

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                              MANUFACTURERS AND TRADERS TRUST COMPANY


                              By:
                              Name:
                              Title:

                                      S-7
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                              HARRIS TRUST AND SAVINGS BANK


                              By:
                              Name:
                              Title:

                                      S-8
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                              THE NORTHERN TRUST COMPANY


                              By:
                              Name:
                              Title:

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                              THE CHASE MANHATTAN BANK (formerly known as
                              Chemical Bank)


                              By:
                              Name:  Jonathan E. Twichell
                              Title: Vice President

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                              SANWA BUSINESS CREDIT CORPORATION


                              By:
                              Name:
                              Title:

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